Forum Energy Technologies Announces
Third Quarter 2022 Results and Outlook
•Revenue of $182 million, a 6% sequential increase
•Orders of $198 million and book-to-bill ratio of 1.09
•Net income of $16.5 million and diluted EPS of $1.82
•Adjusted EBITDA of $17.8 million, a 15% sequential increase
•Operating Cash Flow of $18.5 million and Free Cash Flow of $17.3 million
•Confirming full-year 2022 Adjusted EBITDA at top end of $50 to $60 million guidance range
•Second half 2022 Free Cash Flow expectation remains $30 to $40 million
HOUSTON, TEXAS, November 8, 2022 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2022 revenue of $182 million, an increase of $10 million from the second quarter 2022. Net income for the quarter was $16.5 million, or $1.82 per diluted share, a sequential improvement of $7.2 million compared to net income of $9.3 million, or $1.15 per diluted share, for the second quarter 2022. Excluding special items, adjusted net loss was $0.25 per diluted share in the third quarter 2022. Adjusted EBITDA was $17.8 million in the third quarter 2022, a sequential increase of $2.3 million.
Special items in the third quarter 2022, on a pre-tax basis, primarily included $18.2 million of foreign exchange gains. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Neal Lux, President and Chief Executive Officer, remarked, “I am pleased with the FET team’s outstanding execution and performance during the third quarter. On a year-over-year basis, third quarter revenue grew 29% and adjusted EBITDA margins expanded 470 basis points. Importantly, we generated $17 million of free cash flow, which equates to 14% of our third quarter ending market capitalization.
“Based on our fourth quarter outlook, we continue to expect second half 2022 free cash flow to be between $30 and $40 million and full year Adjusted EBITDA to be near the top end of the $50 to $60 million guidance range. This Adjusted EBITDA result would reflect an increase of approximately 200% over 2021.
Conditions and activity within FET’s operating markets continue to strengthen. We are seeing demand growth for our differentiated portfolio of consumable and capital products driven by increasing U.S., international, and offshore activity. With the tailwind of this market and continued execution of our strategic initiatives, we expect further revenue growth, margin expansion and free cash flow generation.”

Segment Results (unless otherwise noted, comparisons are third quarter 2022 versus second quarter 2022)
Drilling & Downhole segment revenue was $76 million, a 1% decrease primarily related to lower revenue recognition for subsea capital projects, partially offset by higher demand for drilling-related capital equipment and consumables in connection with increasing activity levels. Orders were $73 million, a 1% decrease due to lower Subsea Technologies bookings, which were partially offset by order growth in both the Drilling Technologies and Downhole Technologies product lines. Segment adjusted EBITDA was $13 million, a $1 million increase benefiting from operating leverage despite nominally lower revenue levels. The Drilling & Downhole segment designs and manufactures capital equipment and consumable products for global well construction, artificial lift and subsea markets.
Completions segment revenue was $72 million, a 9% increase led by higher sales of stimulation and wireline products as completion activity and demand for stimulation capital equipment increased. Orders were $79 million, a 22% increase. Segment adjusted EBITDA was $10 million, an 18% increase resulting from higher revenue levels and favorable sales mix. The Completions segment designs and manufactures products for the coiled tubing, wireline and stimulation markets.
Production segment revenue was $34 million, a 14% increase related to double digit growth in both product lines. The third quarter book-to-bill ratio was 1.34, as segment bookings returned to normalized levels. Segment Adjusted EBITDA was $1 million driven by strong operating leverage in the Valves product line. The Production segment designs and manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.
FET (Forum Energy Technologies) is a global company, serving the oil, natural gas, industrial and renewable energy industries. FET provides value added solutions that increase the safety and efficiency of energy exploration and production. We are an environmentally and socially responsible company headquartered in Houston, TX with manufacturing, distribution, and service facilities strategically located throughout the world. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, impacts associated with COVID-19, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	September 30,		June 30,
(in millions, except per share information)	2022	2021	2022
Revenue	$181.8	$141.0	$172.2
Cost of sales	130.4	106.1	123.6
Gross profit	51.4	34.9	48.6
Operating expenses
Selling, general and administrative expenses	43.7	42.3	43.5
Gain on disposal of assets and other	—	—	(0.9)
Total operating expenses	43.7	42.3	42.6
Operating income (loss)	7.7	(7.4)	6.0
Other expense (income)
Interest expense	8.1	7.1	7.8
Loss on extinguishment of debt	—	0.2	—
Foreign exchange gains and other, net	(18.2)	(4.0)	(12.8)
Total other (income) expense, net	(10.1)	3.3	(5.0)
Income (loss) before income taxes	17.8	(10.7)	11.0
Income tax expense	1.3	0.9	1.7
Net income (loss) (1)	$16.5	$(11.6)	$9.3

Weighted average shares outstanding
Basic	5.8	5.7	5.7
Diluted	10.6	5.7	10.5

Earnings (loss) per share
Basic	$2.85	$(2.05)	$1.61
Diluted	$1.82	$(2.05)	$1.15

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Nine months ended
	September 30,
(in millions, except per share information)	2022	2021
Revenue	$509.3	$392.9
Cost of sales	370.7	299.6
Gross profit	138.6	93.3
Operating expenses
Selling, general and administrative expenses	131.5	126.0
Gain on disposal of assets and other	(0.9)	(1.3)
Total operating expenses	130.6	124.7
Operating income (loss)	8.0	(31.4)
Other expense (income)
Interest expense	23.6	24.1
Foreign exchange gains and other, net	(37.1)	(1.5)
Loss on extinguishment of debt	—	5.3
Total other (income) expense, net	(13.5)	27.9
Income (loss) before income taxes	21.5	(59.3)
Income tax expense	5.0	3.8
Net income (loss) (1)	$16.5	$(63.1)

Weighted average shares outstanding
Basic	5.7	5.6
Diluted	10.5	5.6

Earnings (loss) per share
Basic	$2.88	$(11.19)
Diluted	$2.37	$(11.19)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

	September 30,	December 31,
(in millions of dollars)	2022	2021
Assets
Current assets
Cash and cash equivalents	$19.8	$46.9
Accounts receivable—trade, net	147.8	123.9
Inventories, net	270.6	241.7
Other current assets	40.2	34.2
Total current assets	478.4	446.7
Property and equipment, net of accumulated depreciation	86.2	94.0
Operating lease assets	20.8	25.4
Intangible assets, net	196.6	217.4
Other long-term assets	8.3	7.8
Total assets	$790.3	$791.3
Liabilities and equity
Current liabilities
Current portion of long-term debt	$0.5	$0.9
Other current liabilities	196.6	174.8
Total current liabilities	197.1	175.7
Long-term debt, net of current portion	247.5	232.4
Other long-term liabilities	43.0	54.1
Total liabilities	487.6	462.2
Total equity	302.7	329.1
Total liabilities and equity	$790.3	$791.3

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Nine Months Ended September 30,
(in millions of dollars)	2022	2021
Cash flows from operating activities
Net income (loss)	$16.5	$(63.1)
Depreciation and amortization	28.2	32.0
Inventory write down	1.6	4.0
Loss on extinguishment of debt	—	5.3
Other noncash items and changes in working capital	(78.4)	13.7
Net cash used in operating activities	(32.1)	(8.1)

Cash flows from investing activities
Capital expenditures for property and equipment	(4.8)	(1.0)
Proceeds from sale of property and equipment	2.7	6.8
Payments related to business acquisitions	(0.5)	(1.3)
Net cash provided by (used in) investing activities	(2.6)	4.5

Cash flows from financing activities
Borrowings of debt	423.9	—
Repayments of debt	(414.0)	(72.7)
Repurchases of stock	(0.7)	(0.4)
Deferred financing costs	—	(1.5)
Net cash provided by (used in) financing activities	9.2	(74.6)

Effect of exchange rate changes on cash	(1.6)	(0.4)
Net decrease in cash, cash equivalents and restricted cash	$(27.1)	$(78.6)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	September 30, 2022	September 30, 2021	June 30, 2022	September 30, 2022	September 30, 2021	June 30, 2022
Revenue
Drilling & Downhole	$75.7	$63.2	$76.5	$75.7	$63.2	$76.5
Completions	72.2	49.7	66.1	72.2	49.7	66.1
Production	34.2	28.5	29.9	34.2	28.5	29.9
Eliminations	(0.3)	(0.4)	(0.3)	(0.3)	(0.4)	(0.3)
Total revenue	$181.8	$141.0	$172.2	$181.8	$141.0	$172.2

Operating income (loss)
Drilling & Downhole	$9.5	$4.0	$8.5	$9.8	$5.2	$8.9
Operating Margin %	12.5%	6.3%	11.1%	12.9%	8.2%	11.6%
Completions	5.9	0.3	3.6	4.8	(0.5)	3.1
Operating Margin %	8.2%	0.6%	5.4%	6.6%	(1.0)%	4.7%
Production	0.7	(3.4)	(0.2)	0.6	(3.1)	(0.2)
Operating Margin %	2.0%	(11.9)%	(0.7)%	1.8%	(10.9)%	(0.7)%
Corporate	(8.4)	(8.4)	(6.8)	(7.3)	(6.5)	(6.6)
Total segment operating income (loss)	7.7	(7.5)	5.1	7.9	(4.9)	5.2
Other items not in segment operating income (loss) (1)	—	0.1	0.9	—	—	0.1
Total operating income (loss)	$7.7	$(7.4)	$6.0	$7.9	$(4.9)	$5.3
Operating Margin %	4.2%	(5.2)%	3.5%	4.3%	(3.5)%	3.1%

EBITDA (2)
Drilling & Downhole	$27.8	$10.7	$23.7	$12.8	$9.0	$12.1
EBITDA Margin %	36.7%	16.9%	31.0%	16.9%	14.2%	15.8%
Completions	12.1	6.6	9.4	10.3	5.2	8.7
EBITDA Margin %	16.8%	13.3%	14.2%	14.3%	10.5%	13.2%
Production	1.5	(2.5)	1.5	1.2	(2.1)	0.6
EBITDA Margin %	4.4%	(8.8)%	5.0%	3.5%	(7.4)%	2.0%
Corporate	(6.4)	(8.3)	(6.3)	(6.5)	(4.9)	(5.9)
Total EBITDA	$35.0	$6.5	$28.3	$17.8	$7.2	$15.5
EBITDA Margin %	19.3%	4.6%	16.4%	9.8%	5.1%	9.0%

(1) Includes gain/(loss) on disposal of assets and other.
(2) The company believes that the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Nine months ended		Nine months ended
(in millions of dollars)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue
Drilling & Downhole	$223.5	$173.4	$223.5	$173.4
Completions	190.9	134.1	190.9	134.1
Production	95.6	85.8	95.6	85.8
Eliminations	(0.7)	(0.4)	(0.7)	(0.4)
Total revenue	$509.3	$392.9	$509.3	$392.9

Operating income (loss)
Drilling & Downhole	$24.0	$2.2	$24.3	$7.2
Operating Margin %	10.7%	1.3%	10.9%	4.2%
Completions	8.8	(0.1)	7.2	(1.4)
Operating Margin %	4.6%	(0.1)%	3.8%	(1.0)%
Production	(1.2)	(11.3)	(1.1)	(9.2)
Operating Margin %	(1.3)%	(13.2)%	(1.2)%	(10.7)%
Corporate	(24.6)	(23.5)	(19.4)	(18.7)
Total segment operating income (loss)	7.0	(32.7)	11.0	(22.1)
Other items not in segment operating income (loss) (1)	1.0	1.3	0.2	0.1
Total operating income (loss)	$8.0	$(31.4)	$11.2	$(22.0)
Operating Margin %	1.6%	(8.0)%	2.2%	(5.6)%

EBITDA (2)
Drilling & Downhole	$67.0	$14.3	$34.0	$19.1
EBITDA Margin %	30.0%	8.2%	15.2%	11.0%
Completions	26.1	18.5	23.9	16.1
EBITDA Margin %	13.7%	13.8%	12.5%	12.0%
Production	2.0	(7.3)	1.3	(5.3)
EBITDA Margin %	2.1%	(8.5)%	1.4%	(6.2)%
Corporate	(21.8)	(28.7)	(17.0)	(14.1)
Total EBITDA	$73.3	$(3.2)	$42.2	$15.8
EBITDA Margin %	14.4%	(0.8)%	8.3%	4.0%

(1) Includes gain/(loss) on disposal of assets, and other.
(2) The company believes that the presentation of EBITDA is useful to the company's investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	September 30, 2022	September 30, 2021	June 30, 2022
Orders
Drilling & Downhole	$73.3	$83.4	$74.4
Completions	78.7	59.6	64.7
Production	45.7	32.8	63.8
Total orders	$197.7	$175.8	$202.9

Revenue
Drilling & Downhole	$75.7	$63.2	$76.5
Completions	72.2	49.7	66.1
Production	34.2	28.5	29.9
Eliminations	(0.3)	(0.4)	(0.3)
Total revenue	$181.8	$141.0	$172.2

Book to bill ratio (1)
Drilling & Downhole	0.97	1.32	0.97
Completions	1.09	1.20	0.98
Production	1.34	1.15	2.13
Total book to bill ratio	1.09	1.25	1.18

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the company operates, is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	September 30, 2022			September 30, 2021			June 30, 2022
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating loss	EBITDA (1)	Net loss	Operating loss	EBITDA (1)	Net loss
As reported	$7.7	$35.0	$16.5	$(7.4)	$6.5	$(11.6)	$6.0	$28.3	$9.3
% of revenue	4.2%	19.3%		(5.2)%	4.6%		3.5%	16.4%
Restructuring, transaction and other costs	1.0	1.0	1.0	2.5	2.5	2.5	1.4	1.4	1.4
Inventory and other working capital adjustments	(0.8)	(0.8)	(0.8)	—	—	—	(2.1)	(2.1)	(2.1)
Loss on extinguishment of debt	—	—	—	—	0.2	0.2	—	—	—
Gain on foreign exchange, net (2)	—	(18.2)	(18.2)	—	(3.9)	(3.9)	—	(12.8)	(12.8)
Stock-based compensation expense	—	0.8	—	—	1.9	—	—	0.7	—
As adjusted (1)	$7.9	$17.8	$(1.5)	$(4.9)	$7.2	$(12.8)	$5.3	$15.5	$(4.2)
% of revenue	4.3%	9.8%		(3.5)%	5.1%		3.1%	9.0%

Diluted shares outstanding as reported			10.6			5.7			10.5
Diluted shares outstanding as adjusted			6.0			5.7			5.7

Diluted EPS - as reported			$1.82			$(2.05)			$1.15
Diluted EPS - as adjusted			$(0.25)			$(2.25)			$(0.73)

(1) The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Nine months ended
	September 30, 2022			September 30, 2021
(in millions, except per share information)	Operating income	EBITDA (1)	Net income (loss)	Operating loss	EBITDA (1)	Net loss
As reported	$8.0	$73.3	$16.5	$(31.4)	$(3.2)	$(63.1)
% of revenue	1.6%	14.4%		(8.0)%	(0.8)%
Restructuring, transaction and other costs	6.1	6.1	6.1	7.7	7.7	7.7
Inventory and other working capital adjustments	(2.9)	(2.9)	(2.9)	1.7	1.7	1.7
Stock-based compensation expense	—	2.5	—	—	5.7	—
Loss on extinguishment of debt	—	—	—	—	5.3	5.3
Loss (gain) on foreign exchange, net (2)	—	(36.8)	(36.8)	—	(1.4)	(1.4)
As adjusted (1)	$11.2	$42.2	$(17.1)	$(22.0)	$15.8	$(49.8)
% of revenue	2.2%	8.3%		(5.6)%	4.0%

Diluted shares outstanding as reported			10.5			5.6
Diluted shares outstanding as adjusted			6.0			5.6

Diluted EPS - as reported			$2.37			$(11.19)
Diluted EPS - as adjusted			$(2.85)			$(8.89)

(1) The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	September 30, 2022	September 30, 2021	June 30, 2022
EBITDA reconciliation (1)
Net income (loss)	$16.5	$(11.6)	$9.3
Interest expense	8.1	7.1	7.8
Depreciation and amortization	9.1	10.1	9.5
Income tax expense	1.3	0.9	1.7
EBITDA	$35.0	$6.5	$28.3

(1) The company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 4 - Adjusting Items
	Nine months ended
(in millions of dollars)	September 30, 2022	September 30, 2021
EBITDA reconciliation (1)
Net income (loss)	$16.5	$(63.1)
Interest expense	23.6	24.1
Depreciation and amortization	28.2	32.0
Income tax expense	5.0	3.8
EBITDA	$73.3	$(3.2)

(1) The company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 5 - Adjusting items
	Nine months ended
(in millions of dollars)	September 30, 2022	September 30, 2021
Free cash flow, before acquisitions, reconciliation (1)
Net cash used in operating activities	$(32.1)	$(8.1)
Capital expenditures for property and equipment	(4.8)	(1.0)
Proceeds from sale of property and equipment	2.7	6.8
Free cash flow, before acquisitions	$(34.2)	$(2.3)

(1) The company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	September 30, 2022		September 30, 2021		June 30, 2022
Revenue:	$	%	$	%	$	%
Drilling Technologies	$38.2	21.0%	$23.3	16.5%	$33.6	19.5%
Downhole Technologies	21.9	12.0%	17.6	12.5%	21.4	12.4%
Subsea Technologies	15.6	8.6%	22.3	15.8%	21.5	12.5%
Drilling & Downhole	75.7	41.6%	63.2	44.8%	76.5	44.4%

Stimulation and Intervention	43.6	24.0%	25.6	18.1%	37.4	21.7%
Coiled Tubing	28.6	15.7%	24.1	17.1%	28.7	16.7%
Completions	72.2	39.7%	49.7	35.2%	66.1	38.4%

Production Equipment	18.5	10.2%	14.3	10.1%	16.4	9.5%
Valve Solutions	15.7	8.6%	14.2	10.1%	13.5	7.9%
Production	34.2	18.8%	28.5	20.2%	29.9	17.4%
Eliminations	(0.3)	(0.1)%	(0.4)	(0.2)%	(0.3)	(0.2)%

Total Revenue	$181.8	100.0%	$141.0	100.0%	$172.2	100.0%